UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2021

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

670 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2021, Ipsidy Inc. (the “Company”) adopted amended and restated bylaws (the “Restated Bylaws”). The Restated Bylaws amend and restate the Company’s bylaws in its entirety to, among other things, reflect certain public company governance matters including, but not limited to, providing that the hour, date and place of the annual meeting of stockholders shall be fixed by the Board of Directors, that special meetings of the stockholders may only be called by the Chair of the Board, the Chief Executive Officer or a majority of the Board of Directors, a quorum shall be one third (1/3) of the voting power of the outstanding shares to vote, that the number of directors shall be set by resolution solely by the Board of Directors, that the Corporation’s capital stock may be uncertificated, expanded on the indemnification of the Board of Directors and related procedure and provided that the Restated Bylaws may only be amended by an affirmative vote of a majority of the Board of Directors or an affirmative vote of at least 75% of the outstanding voting power. The Board approved the Restated Bylaws on January 13, 2021.

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, which is filed as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: January 22, 2021	By:	/s/ Stuart Stoller
	Name:	Stuart Stoller
	Title:	Chief Financial Officer

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